UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2019

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b2 of the Securities Exchange Act of 1934 (17 CFR §240.12b2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 29, 2019, Pharma-Bio Serv, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Below is a summary of the proposals and corresponding votes.

Elizabeth Plaza and Howard Spindel were elected as Class III directors to serve for a term until the 2022 Annual Meeting of Stockholders or until successors are duly elected and qualified. Elizabeth Plaza and Howard Spindel received the following votes:

Nominee	For	Withheld
Elizabeth Plaza	12,604,380	1,550,000
Howard Spindel	12,604,380	1,550,000

There were 4,956,270 broker non-votes on this proposal.

The ratification of the selection of Crowe PR PSC as the Company's independent certified public accountants for the fiscal year ending October 31, 2019 received the following votes:

For	Against	Abstain
19,110,650	0	0

There were no broker non-votes on this proposal.

The non-binding advisory vote on the compensation of the named executive officers of the Company (“Say on Pay”) received the following votes:

For	Against	Abstain
12,604,380	1,550,000	0

There were 4,956,270 broker non-votes on this proposal.

The non-binding advisory vote on the frequency of the advisory vote on Say on Pay in future years received the following votes:

1 Year	2 Years	3 Years	Abstain
2,368,335	5,500	11,780,545	0

There were 4,956,270 broker non-votes on this proposal.

The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Company’s Board of Directors in the proxy statement for the Annual Meeting, that the Company will hold an advisory vote every three years on the compensation of the Company’s named executive officers until the next required frequency vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: May 29, 2019	By:	/s/ Pedro J. Lasanta
Pedro J. Lasanta
Chief Financial Officer, Vice President Finance and Administration and Secretary

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